Exhibit 10.26

AMENDMENT

THIS “AMEDMENT” is made effective as of 1 April 2023 to that certain Membership Interest Purchase Agreement dated       January 2023 (the “Agreement”) by and between Nikul Panchal (“Seller”) on the one hand and Danam Health, Inc. (“Buyer”) on the other hand. Capitalized terms not otherwise defined shall have the same meaning ascribed to them herein as in the Agreement.

The Agreement is amended as follows:

1. Section 2.3 is hereby amended by deleting “30 April 2023” and replacing it with “30 September 2024.”

2. This Amendment shall not be altered, modified or changed except by an amendment approved in writing by all of the parties hereto. None of the provisions contained in this Amendment shall be for the benefit of or enforceable by any third parties. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. This Amendment may be executed in several counterparts (including by facsimile or other electronic transmission), each one of which shall be deemed an original and all of which together shall constitute one and the same Amendment. This Amendment constitutes the entire agreement among the parties and between the parties with respect to the subject matter hereof and thereof and supersedes any agreement or understanding entered into as of a date prior to the date hereof among or between them with respect to such subject matter. No language herein will be construed against any party as the drafter. If any provision of this Amendment, or portion thereof, is held to be unenforceable or contrary to law, the remaining provisions of this Amendment will continue in effect. A party’s failure to or delay in exercising any right, power or remedy hereunder will not operate as a waiver of any such right, power or remedy.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the date set forth above.

Nikul Panchal

/s/ Nikul Panchal

DANAM HEALTH, INC.

/s/ Prashant Patel
By: Prashant Patel
Its:Vice Chairman